AMENDMENT No. 3 TO TERM NOTE

This Amendment to the Term Note (“Amendment No. 3”) is dated October 16, 2015 by and among SofTech, Inc., a Massachusetts corporation with offices at 650 Suffolk Street, Suite 415, Lowell, MA 01854 (the “Borrower”) and EssigPR, Inc., a Puerto Rico corporation and Joe Daly (the “Lender”).

WHEREAS, the Borrower and Lender are parties to that certain Term Note dated October 1, 2014 which was amended through an agreement dated April 2, 2015 (“Amendment”) and on July 15, 2015 (“Amendment No. 2”);

WHEREAS, additional principal totaling $400,000 was advanced by Lender to Borrower in three installments as follows: 8/5/15: $200,000; 9/2/15: $100,000; and 9/17/15: $100,000; and

WHEREAS, the Term Note, as amended, is due and payable in full on October 10, 2015; and

WHEREAS, the Borrower and Lender have agreed to extend the due date an additional three months to January 10, 2016 or such earlier time as may be mutually agreed between the parties.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.

Principal Due. Section 1. entitled “Promise to Pay.” of the Term Note, as amended, shall be amended by changing the principal amount due under the Term Note from $300,000 to $700,000 to reflect the additional advances of $400,000 received in three installments as detailed above.

2.

Term. Section 6. entitled “Term.” of the Term Note, as amended, shall be amended by changing the due date from October 10, 2015 to January 10, 2016.

All other terms and conditions detailed in the Term Note, as amended, shall remain unchanged.

BORROWER		LENDER
SofTech, Inc.		EssigPR, Inc.

By:	/s/ Joseph P. Mullaney	By:	/S/ Joseph P. Daly

Its:	CEO	Its:	CEO

Date:	October 16, 2015	Date:	October 16, 2015